Exhibit 10.1

Share Purchase Agreement

This Share Purchase Agreement (this “SPA”), is entered into as of January 30, 2024 (the “Effective Date”), by and among CodeBlocks Ltd., Israeli Company no. 516665791 of 9 Shoshan Tsahor St., Kadima Zoran. Israel (the “Company”), Ms. Alina Lifshits, I.D no. 304720071 of 9 Shoshan Tsahor St., Kadima Zoran. Israel (“Alina”) and Mr. Erez Attia, I.D no. 037551983 of 9 Shoshan Tsahor St., Kadima Zoran. Israel (“Erez”) (Alina and Erez, separately and jointly the “Sellers”) on the one hand, and Dangot Computers Ltd. Israeli Company no. 511398836 of 14 Yad Harutzim St., Tel Aviv, Israel (“Dangot”) and OmniQ CORP. Company No. 203454263 of 1865 West 2100 South, Salt Lake City, UT84119 (“OmniQ”) (Dangot and OmniQ, jointly the “Dangot”).

WHEREAS, an Agreement was signed between the Company and Sellers on the one hand, and Dangot on the other hand dated on December 1, 2022 (the “Agreement”);

WHEREAS, Dangot will exercise the Purchase Option (as defined in the Agreement and its Addendum dated September 13th., 2023) to purchase from the Sellers, 100 ordinary shares, NIS 1.00 par value each of the Company (the “Shares”) on a Cash-Free Debt Free basis, which constitute in aggregate, 100% of the issued and outstanding shares of the Company;

WHEREAS, the parties wish to set the Shares’ purchase terms, all pursuant to the terms and conditions more fully set forth in this SPA;

NOW, TEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Sale of the Company’s Shares

At the Closing (as defined below), the Sellers shall sell and Dangot shall purchase 100 ordinary shares, NIS 1.00 par value each of the Company which shall constitute in aggregate, as of the Closing, 100% of the issued and outstanding shares of the Company, for a consideration in a total amount of NIS 4,666,664 (the “Purchase Price”). The Purchase Price shall be paid to the Sellers on the dates as specified in Appendix A attached hereto. For any avoidance of doubt, it is clarified that each payment specified in Appendix A shall be divided and paid equally to each Seller separately via wire transfer according to the bank details to be delivered.

2.	Closing

The purchase of the Shares shall take place remotely via the exchange of documents and signatures, simultaneously with the execution of this SPA (the “Closing”). At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any required document delivered until all such transactions have been completed and all required documents delivered:

2.1.	The Sellers shall transfer their shares in the Company to Dangot free and clear, and shall take all actions necessary to complete the aforementioned share purchase, including signing on necessary deeds and documents (including share transfer deeds).

2.2.	Delivery of resignation letters by the members of the Company Board of Directors.

2.3.	Alina and Erez shall sign an Employment Agreement as set forth in Appendix B hereto.

2.4.	The following documents shall have been duly executed and delivered to Dangot concurrently with the Closing:

2.4.1.	A true and correct copy of resolutions of the board of directors of the Company, approving, inter alia. the execution and delivery by the Company of this Agreement; and (b) the transfer of Shares from the Sellers to Dangot.

2.4.2.	A true and correct copy of resolutions of the general assembly of the Company’s shareholders approving the appointment of Mr. Shai Lustgarten as a member of the Company Board of Directors as of this SPA date.

2.4.3.	A true and complete copy of the Register of the Shareholders of the Company as of the Closing.

3.	Representations and Warranties

3.1.	The Sellers hereby represents and warrants to Dangot that:

3.1.1.	Organization. The Company is a duly incorporated private company and is fully and exclusively owned by the Sellers.

3.1.2.	Third Party’s Rights. Neither the Company nor the Sellers and or its officers have an obligation to issue any securities of the Company to the Sellers or any third party, and no right, purchase obligation or purchase option has been granted or made to purchase from the Company any of its shares, or securities convertible into its shares. The Sellers have waived their right, if any to receive the Company securities and/or convert debt into Company’s securities. The Sellers are the only persons who hold, and entitled to hold, any of the Company’s securities, and no other person or entity has similar right. The execution and implementation of this SPA shall not exercise and/or cause the exercise of any third party’s right of first refusal and/or right of first offer, tag-along rights or preemptive rights.

3.1.3.	Purchased Shares. The Shares hereunder will be (a) free and clear of any pledges, liens, or encumbrances of any kind (“Liens”). The rights, preferences, powers, privileges, restrictions, qualifications and limitations granted to and imposed on the shares shall be as set forth in the Company’s Articles of Association (as shall be in effect from time to time).

3.1.4.	Third Party Holdings. The Sellers have certain passive holdings or contractual passive interests in several third-party companies set forth in Appendix C hereto (“Third-Party Holdings”), that have competing business activities with Dangot. The Sellers undertakes that the aforesaid Third-Party Holdings shall not constitute as any breach of the Company and Sellers undertaking hereto, provided that the Sellers, directly or indirectly, shall not conduct any active role or any business activity in such Third-Party Holdings (including as consultants, employees, directors and/or as service providers) and shall not provide them with any information regarding the Company, Dangot or OmniQ.

3.1.5.	All the Company’s assets and properties are free and clear.

4.	Indemnification

the Sellers agree to indemnify, hold harmless and defend Dangot including any officer, director or shareholder thereof (each an “Indemnified Party”) and hold them harmless from and against claims and/or liabilities, damages, penalties, judgments, assessments, losses, costs and expenses (including reasonable attorney’s fees) actually sustained or incurred by the Indemnified Party as a result of any act or omission of the Sellers and/or any breach of any representation or warranty of the Sellers contained in this Share Purchase Agreement, including inter alia, any claim or demand regarding the existence of an employee-employer relationship between the Company and the Sellers which occurred before the Closing, arising from a determination of court (collectively, the “Damages”).

5.	Termination of the Agreement

Upon the exercise of this SPA and the completion of the purchase, the Agreement shall be terminated, except of sections 4.4 – 4.5, 5.3.1 – 5.3.2, 6.5, 9, 10 and 12.1 -12.2 to the Agreement which shall remain in full force and effect, the Sellers shall become the Company’s employee on the terms set forth in Appendix B hereto. In any case of contradiction between any of the terms and conditions stated in this Section and the terms and conditions stated in the Employment Agreement, the terms and conditions stated in this Section shall prevail. In any case of contradiction between any of the terms and conditions stated in this agreement and solely the terms and conditions stated in the Agreement which are supposed to continue to apply, the terms and conditions stated in the Agreement shall prevail.

6.	Miscellaneous

This Share Purchase Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior written or oral agreements with respect thereto. This Agreement may not be modified except by written instrument signed by each party. No failure, delay or forbearance of either party in exercising any right hereunder shall restrict or diminish such party’s rights under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof. If it is determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement unless the purpose of this Agreement is substantially frustrated thereby. This Agreement shall inure for the benefit of the parties’ successors. This Agreement shall be governed by the laws of the State of Israel without regard to the conflict of laws provisions thereof, and any dispute arising out of or in connection with this Agreement is hereby submitted to the sole and exclusive jurisdiction of the competent courts of Tel Aviv, Israel. Nothing in this Agreement, express or implied, shall create or confer upon any person or entity, other than the parties hereto any rights, remedies, obligations or liabilities, except as expressly provided herein. This Agreement may be executed in counterparts (including electronically), each one of which shall be deemed an original and all of which together shall constitute one Agreement.

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[Signature Page – Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CodeBlocks Ltd.		Dangot Computers Ltd.		OmniQ CORP.

By:	/S/ Erez Attia	By:	/S/ Shai Lustgarten	By:	/S/ Shai Lustgarten
Title:	President	Title:	President	Title:	CEO

/S/ Alina Lifshits				/S/ Erez Attia
Ms. Alina Lifshits				Mr. Erez Attia

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Appendix A – Exercise Price Installment Schedule

Amount (NIS)	Payment Date
583,333	01/02/2024
583,333	01/05/2024
583,333	01/11/2024
583,333	01/02/2025
583,333	01/05/2025
583,333	01/08/2025
583,333	01/11/2025

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